Exhibit 4.1















                    JAMES RIVER CORPORATION OF VIRGINIA

                                    and

                   WACHOVIA BANK OF NORTH CAROLINA, N.A.



                             As Depositary



                                    and

                       HOLDERS OF DEPOSITARY RECEIPTS





                             DEPOSIT AGREEMENT


                         Dated as of June 22, 1994

                             TABLE OF CONTENTS

                                                                        Page

Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                 ARTICLE I
                                DEFINITIONS

         Section 1.1    Definitions. . . . . . . . . . . . . . . . . . .   1

                                 ARTICLE II
             FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND
          DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

         Section 2.1.   Form and Transferability of Receipts . . . . . .   2
         Section 2.2.   Deposit of Stock; Execution and Delivery
              of Receipts in Respect Thereof . . . . . . . . . . . . . .   3
         Section 2.3.   Optional Redemption of Stock for Common
              Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.4.   Mandatory Conversion of Stock. . . . . . . . . .   6
         Section 2.5.   Conversion at Option of Holder . . . . . . . . .   7
         Section 2.6.   Fractional Shares of Common Stock. . . . . . . .   8
         Section 2.7.   Transfer of Receipts . . . . . . . . . . . . . .   9
         Section 2.8.   Combinations and Split-ups of Receipts . . . . .   9
         Section 2.9.   Surrender of Receipts and Withdrawal of
              Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.10.  Limitations on Execution and Delivery,
              Transfer, Split-Up, Combination and Surrender of
              Receipts . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.11.  Lost Receipts, etc . . . . . . . . . . . . . . .  11
         Section 2.12.  Cancellation and Destruction of
              Surrendered Receipts . . . . . . . . . . . . . . . . . . .  11

                                ARTICLE III
         CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

         Section 3.1.   Filing Proofs, Certificates and Other
              Information. . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.2.   Payment of Taxes or Other Governmental
              Charges. . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.3.   Representations and Warranties as to
              Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                 ARTICLE IV
                     THE DEPOSITED SECURITIES; NOTICES

         Section 4.1.   Cash Distributions . . . . . . . . . . . . . . .  12
         Section 4.2.   Distributions Other Than Cash. . . . . . . . . .  13
         Section 4.3.   Subscription Rights, Preferences or
              Privileges . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.4.   Notice of Dividends, Fixing of Record
              Date for Holders of Receipts . . . . . . . . . . . . . . .  14
         Section 4.5.   Voting Rights. . . . . . . . . . . . . . . . . .  15
         Section 4.6.   Changes Affecting Deposited Securities
              and Reclassifications, Recapitalizations, etc. . . . . . .  15
         Section 4.7.   Reports. . . . . . . . . . . . . . . . . . . . .  16
         Section 4.8.   Lists of Receipt Holders . . . . . . . . . . . .  16

                                 ARTICLE V
                       THE DEPOSITARY AND THE COMPANY

         Section 5.1.   Maintenance of Offices, Agencies,
              Transfer Books by the Depositary Registrar . . . . . . . .  16
         Section 5.2.   Prevention or Delay in Performance by the
              Depositary, the Depositary's Agents or the Company . . . .  17
         Section 5.3.   Obligations of the Depositary, the
              Depositary's Agents and the Company. . . . . . . . . . . .  17
         Section 5.4.   Resignation and Removal of the
              Depositary; Appointment of Successor Depositary. . . . . .  18
         Section 5.5.   Corporate Notices and Reports. . . . . . . . . .  19
         Section 5.6.   Deposit of Stock by the Company. . . . . . . . .  19
         Section 5.7.   Indemnification by the Company . . . . . . . . .  19

                                 ARTICLE VI
                         AMENDMENT AND TERMINATION

         Section 6.1.   Amendment. . . . . . . . . . . . . . . . . . . .  20
         Section 6.2.   Termination. . . . . . . . . . . . . . . . . . .  20

                                ARTICLE VII
                               MISCELLANEOUS

         Section 7.1.   Counterparts . . . . . . . . . . . . . . . . . .  21
         Section 7.2.   Exclusive Benefits of Parties. . . . . . . . . .  21
         Section 7.3.   Invalidity of Provisions . . . . . . . . . . . .  22
         Section 7.4.   Notices. . . . . . . . . . . . . . . . . . . . .  22
         Section 7.5.   Depositary's Agents. . . . . . . . . . . . . . .  22
         Section 7.6.   Holders of Receipts are Parties. . . . . . . . .  23
         Section 7.7.   Governing Law. . . . . . . . . . . . . . . . . .  23
         Section 7.8.   Headings . . . . . . . . . . . . . . . . . . . .  23

         EXHIBIT A - Depositary Receipt

                             DEPOSIT AGREEMENT


              This DEPOSIT AGREEMENT is dated as of June 22, 1994 and is among JAMES RIVER CORPORATION OF VIRGINIA, a Virginia corporation (the "Company"), WACHOVIA BANK OF NORTH CAROLINA,
N.A., a national banking association, as depositary ("the
Depositary"), and all holders from time to time of Depositary
Receipts issued hereunder.

                                 WITNESSETH

              Whereas, the Company desires to provide for the deposit of shares of Series P 9% Cumulative Convertible Preferred Stock, par value $10.00 per share, of the Company with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance of Depositary Receipts evidencing Depositary Shares in respect of the Stock so deposited, all on the terms and conditions set forth in this Agreement; and

              Whereas, the Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

              Now therefore, in consideration of the mutual premises, it is agreed by and among the parties hereto as follows:


                                 ARTICLE I
                                DEFINITIONS

              Section 1.1 Definitions. The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Agreement and the Depositary
Receipts:

              "Authorizing Resolution" means the Articles of Amendment adopted by the Company's Board of Directors establishing and setting forth the rights, preferences and privileges of the Stock.

              "Articles of Incorporation" means the Amended and Restated Articles of Incorporation, as amended from time to time, of the Company.

              "Company" means James River Corporation of Virginia, a Virginia corporation having its principal office at 120 Tredegar
Street, Richmond, Virginia  23219, and its successors.

              "Common Stock" means the Common Stock, $.10 par value, of the Company.

              "Corporate Trust Office" means the principal office of the Depositary in Winston-Salem, North Carolina, at which at any particular time its corporate trust business shall be administered.

              "Deposit Agreement" means this Agreement, as the same may be amended or supplemented from time to time.

              "Depositary" means Wachovia Bank of North Carolina,
N.A., a national banking association and any successor as depositary hereunder.

              "Depositary Shares" means the beneficial interests in the Stock, evidenced by the Depositary Receipts issued hereunder and constituted by the interests in Stock deposited with the Depositary hereunder represented by such Receipts. Each
Depositary Share shall, as provided herein, represent an interest in one-hundredth (1/100) (as such fraction may from time to time be adjusted in the event of certain amendments to the Company's Articles of Incorporation) of one share of Stock.

              "Depositary's Agent" means an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.5.

              "Receipt" means one or more of the Depositary Receipts issued hereunder.

              "Record Holder" as applied to a Receipt means the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

              "Registrar" means any bank or trust company which shall be appointed to register Receipts as herein provided.

              "Securities Act of 1933" means the Act of May 27, 1933 (15 U.S. Code, Secs. 77a-77aa), as from time to time amended.

              "Stock" means shares of the Company's Series P 9%
Cumulative Convertible Preferred Stock, par value $10.00 per share, heretofore validly issued, fully paid and nonassessable.

              "Stockholders" means holders of the Stock.


                                 ARTICLE II
             FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND
          DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

              Section 2.1. Form and Transferability of Receipts. Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts shall be executed by the Depositary by the manual signature of a duly authorized representative of the Depositary, provided that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized representative of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized representative of the Depositary and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by a duly authorized representative of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

              Receipts shall be in denominations of any number of whole Depositary Shares, unless otherwise directed by the Company.

              Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary at the direction of the Company or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts, may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Stock or otherwise.

              Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.7, the Depositary may, notwithstanding any notice to the contrary, treat the Record
Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions, to shares of Common Stock issued upon conversion or redemption of the Stock or to any notice provided for in this Deposit Agreement and for all other purposes.

              Section 2.2. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement any holder of Stock may deposit such Stock under this Deposit Agreement by delivery to the Depositary at its Corporate Trust Office (or at such other place as may be agreeable to the Depositary) of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt for the number of Depositary Shares representing such deposited Stock.

              The Depositary shall require, at the direction of the Company, that Stock presented for deposit at any time, whether or not the register of Stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property which any person in whose name the Stock is or has been recorded may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

              Subject to the terms and conditions of this Deposit Agreement, Stock may also be deposited hereunder in connection with the delivery of Receipts to represent distributions under
Section 4.2 and upon exercise of the rights to subscribe referred to in Section 4.3.

              Upon each delivery to the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents above specified, the Depositary shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Registrar and transfer agent of the Stock for transfer and recordation in the name of the Depositary or its nominee of the Stock being deposited. Deposited Stock shall be held by the Depositary, at the Depositary's
Corporate Trust Office, or at such other place or places as the Depositary shall determine.

              Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt for the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt at its Corporate Trust Office and at such other offices, if any, as it may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. However, in each case, such delivery will be made only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt by the Company (unless payable by the holder), as provided in Section 5.8, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Stock.

              Section 2.3. Optional Redemption of Stock for Common Stock. Whenever the Company shall elect to redeem shares of Stock for shares of Common Stock pursuant to the terms of the Stock, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 15 nor more than 60 days' notice of the date of such proposed redemption of Stock and of the number of shares held by the Depositary to be so redeemed. On the date of such redemption, provided that the Company shall then have irrevocably deposited or set aside or made other reasonable provision for the issuance of such number of shares of Common
Stock as are required to be delivered by the Company in connection with such redemption and paid in full to the Depositary the cash to be delivered in lieu of the issuance of fractional shares of Common Stock and for accrued and unpaid dividends payable in cash on the shares of Stock to be redeemed, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed, first class postage prepaid, not less than 15 and not more than 60 days before the date fixed for redemption of such Stock and Depositary Shares (the "redemption date"), to the holders of record on the record date for such redemption (determined pursuant to Section 4.4) of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to any holders. Each such notice shall state the record date for the purposes of such redemption; the redemption date; the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; the redemption price; the number of shares of Common Stock deliverable upon redemption of each Depositary Share to be redeemed and the Current Market Price (as defined in the Authorizing Resolution) used to calculate such number of shares of Common Stock; the place or places where Receipts evidencing Depositary Shares are to be surrendered for redemption; and that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accrue and the right to convert the Depositary Shares will terminate on such redemption date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly as may be) or in any other equitable manner determined by the Depositary to be consistent with the method determined by the Board of Directors of the Company with respect to the Stock.

              Notice having been mailed by the Depositary as aforesaid, from and after the redemption date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the shares of Stock so called for redemption shall cease to accrue, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the Common Stock and amounts payable upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary for one one-hundredth (1/100) (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the consideration to be received per share in respect of the shares of Stock plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the redemption date have accrued on the shares of Stock to be so redeemed and have not theretofore been paid (other than dividends for which the record date is before, and the payment date is after, the redemption date). The foregoing shall further be subject to the terms and conditions of the Authorizing Resolution.

              If less than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption consideration, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

              Section 2.4. Mandatory Conversion of Stock. On July 1, 1998 ("Mandatory Conversion Date"), each outstanding Depositary Share shall convert automatically into shares of Common Stock ("Mandatory Conversion") at the rate of one one-hundredth (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the rate then in effect for the Stock and the right to receive an amount in cash equal to all accrued and unpaid dividends on the interest in Stock represented by such Depositary Share (other than dividends declared for which the record date is before, and the payment date is after, the Mandatory Conversion Date) to the Mandatory
Conversion Date, whether or not declared, out of funds legally available for the payment of dividends, subject to the right of the Depositary to redeem such Depositary Share pursuant to Section 2.3, and subject to the conversion of such Depositary Share pursuant to Section 2.5 at the option of the holder at any time before the Mandatory Conversion Date. Dividends on the Depositary Shares shall cease to accrue and the Depositary Shares shall cease to be outstanding on the Mandatory Conversion Date. All rights of the holders of Receipts (except the right to receive the Common Stock and amounts payable upon such conversion) shall cease and terminate as of the Mandatory Conversion Date.

         On or before the Mandatory Conversion Date, the Company shall deposit, set aside or make such other reasonable provision for the issuance of such number of shares of Common Stock as are required to be delivered by the Company in connection with such mandatory conversion and shall have paid in full to the Depositary the cash to be delivered in lieu of the issuance of fractional shares of Common Stock and for accrued and unpaid dividends payable in cash on the shares of Stock so converted. The Depositary shall mail a notice of the mandatory conversion, first class, postage pre-paid, on the Mandatory Conversion Date, to the holder of record on the Mandatory Conversion Date of the Receipts evidencing the Depositary Shares to be so converted, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders or any defect in any such notice shall affect the sufficiency of the proceedings for conversion as to any holders.
Each such notice shall state the place or places where Receipts evidencing Depositary Shares are to be surrendered for conversion and that dividends in respect of the Stock represented by the Depositary Shares to be converted will cease to accrue on the Mandatory Conversion Date.

         Upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), the holder of such Receipts shall be entitled to receive one one-hundredth (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the consideration to be received per share in respect of the shares of Stock plus any dividends declared and paid on the Common Stock so distributable after the Mandatory Conversion Date.


              Section 2.5. Conversion at Option of Holder. The Depositary Shares are convertible, in whole or in part, at the option of the holders thereof, at any time before the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate for each Depositary Share of one one-hundredth (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the rate then in effect for the Stock. The right to convert Depositary Shares called for redemption shall terminate at the close of business on the redemption date.

         A holder desiring to convert Depositary Shares may effect such conversion by delivering Receipts evidencing such Depositary Shares, together with written notice of conversion and a proper assignment of such Depositary Receipts to the Company or in blank, to the Depositary at its principal corporate trust office or at such other place or places as may be designated from time to time by the Depositary. Holders of Depositary Shares at the close of business on a record date for the distribution of any cash dividend received by the Depositary shall be entitled to receive the dividend payable on such Depositary Shares on the corresponding "Dividend Payment Date" (as defined in the Authorizing Resolution) notwithstanding the optional conversion of such Depositary Shares following such record date and before such Dividend Payment Date. The Company (and thereby the Depositary) shall make no other payment or allowance for unpaid dividends, whether or not in arrears, on converted Depositary Shares or for dividends or distributions on the shares of Common Stock issued upon conversion.

         Upon receipt of properly surrendered Depositary Shares for conversion, the Depositary shall in turn surrender to the Company a corresponding number of shares of the Stock for conversion; provided that no fractional shares of the Stock may be converted. Upon receipt of such Stock properly surrendered, the Company shall promptly deliver to the Depositary the Common Stock issuable upon such conversion and the Depositary shall in turn deliver such Common Stock to the holders of the surrendered Receipts entitled thereto.

         If less than all of the Depositary Shares evidenced by a Receipt are surrendered for conversion, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the Common Stock issuable upon conversion, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not surrendered for conversion.

              Section 2.6. Fractional Shares of Common Stock. No fractional shares of Common Stock will be issued upon redemption or conversion of the Depositary Shares. In lieu of any fractional share otherwise issuable in respect of all Depositary Shares of any holder which are redeemed or converted on any redemption date or upon Mandatory Conversion or any optional conversion, such holder shall be entitled to receive an amount in cash equal to the same fraction of the (i) Current Market Price (as defined in the Authorizing Resolution) in the case of redemption, or (ii) Closing Price (as defined in the Authorizing Resolution) of the Common Stock determined (A) as of the fifth trading day immediately preceding the Mandatory Conversion Date, in the case of Mandatory Conversion, or (B) as of the second trading day immediately preceding the effective date of conversion, in the case of an optional conversion by a holder.

              Section 2.7. Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Receipts upon any surrender thereof at the Depositary's Corporate Trust Office by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law.
Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

              Section 2.8. Combinations and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Depositary's Corporate Trust Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested, evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

              Section 2.9. Surrender of Receipts and Withdrawal of Stock. Any holder of a Receipt or Receipts representing any number of whole shares of Stock may withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's
Corporate Trust Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal. If the Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon his order, a new Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of Stock (or cash in lieu thereof) be distributed by the Depositary. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

              If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the Record Holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

              Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at its Corporate Trust Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

              Section 2.10. Limitations on Execution and Delivery, Transfer, Split-Up, Combination and Surrender of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination or surrender of any Receipt, the Depositary, or any of the Depositary's Agents, or the Company, may require payment to it of a sum sufficient for the payment (or, if the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn), may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

              The deposit of Stock may be refused, or the delivery of Receipts against Stock may be suspended or the transfer of Receipts may be refused, or the transfer, split-up, combination or surrender of outstanding Receipts may be suspended (a) during any period when the register of Stockholders of the Company is closed, or (b) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or, with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not accept for deposit under this Deposit Agreement any shares of Stock as to which it has actual knowledge that such shares are required to be registered under the Securities Act of 1933, unless a registration statement under such Act is in effect as to such shares of Stock; provided however, the Depositary shall have no affirmative duty to determine whether such shares of Stock are required to be registered under the Securities Act of 1933 or whether the effectiveness of any registration statement has been suspended.

              Section 2.11. Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (a) the filing by the holder thereof with the Depositary evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and (b) the furnishing of the Depositary with an indemnity bond or other reasonable indemnification satisfactory to it.

              Section 2.12. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary shall, unless otherwise directed by the Company, hold on behalf of the Company such Receipts so cancelled.


                                ARTICLE III
         CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

              Section 3.1. Filing Proofs, Certificates and Other Information. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery or delay the transfer, redemption or conversion of any Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

              Section 3.2. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt evidencing Depositary Shares or with respect to the Depositary Shares evidenced by such Receipt or with respect to the Stock (or any fractional interest therein) represented by such Depositary Shares, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder of such Receipt, subject to certain exceptions set forth in Section 5.8. Transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld, or any part or all of the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency.

              Section 3.3. Representations and Warranties as to Stock. In the case of the initial deposit of the Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefore are valid and that the person making such deposit is duly authorized so to do. The Company hereby further represents and warrants that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Stock and the issuance of Receipts.


                                 ARTICLE IV
                     THE DEPOSITED SECURITIES; NOTICES

              Section 4.1. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Section 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders of Receipts then outstanding.

              Section 4.2. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash upon Stock, the Depositary shall, subject to Section 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to
Section 4.4 such amounts of other securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Company, after consultation with the Depositary, such distribution cannot be made proportionately among such Record Holders, or if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as the Depositary deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the other securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to Record
Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash.

              Section 4.3. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the Company may determine, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Company in its discretion with the approval of the Depositary; provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (b) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Company, in its discretion (with the approval of the Depositary, in any case where the Company has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

              If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will promptly file a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the Company provides to the Depositary an opinion of counsel stating that the securities to which such rights, preferences or privileges relate have been registered under the Securities Act of 1933 or do not need to be registered under such Act.

              If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

              Section 4.4. Notice of Dividends, Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or (b) any election on the part of the Company to redeem any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or whose Depositary Shares are to be redeemed.

              Section 4.5. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and
(b) a statement that the holders of Receipts at the close of business on a specified record date determined pursuant to Section
4.4 will be entitled, subject to any applicable provision of law and of the Company's Articles of Incorporation or the Authorizing Resolution, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock represented by the Depositary
Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fraction of a share of Stock, the Depositary shall aggregate such fraction with all other fractions resulting from requests with the same voting instructions and shall vote the number of whole shares resulting from such aggregation in accordance with the instructions received in such requests. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific written instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

              Section 4.6. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, consolidation or any other reclassification of Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary shall, upon the instructions of the Company and in such manner as the Company may deem equitable, (a) make such adjustments in (i) the fraction of an interest represented by one Depositary Share in one share of Stock and (ii) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock in each case as may be necessary to fully reflect the effects of such change in par or stated value, split-up, consolidation or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or such consolidation or sale and (b) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or otherwise in respect of the Stock as new deposited securities under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new deposited securities so received. In any such case the Company may in its discretion, direct the Depositary to execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

              Section 4.7. Reports. The Depositary shall make available for inspection by holders of Receipts at its Corporate Trust Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Stock unless at the time of or prior to receipt the Company advises the Depositary that such reports or communications have not been generally available to the holders of Stock of the Company.

              Section 4.8. Lists of Receipt Holders. Upon request from time to time by the Company, the Depositary shall, without unreasonable delay, furnish to the Company a list, as of a recent date, of the names, addresses and holdings of Stock by all persons in whose names Receipts are registered on the books of the Depositary.


                                 ARTICLE V
                       THE DEPOSITARY AND THE COMPANY

              Section 5.1. Maintenance of Offices, Agencies, Transfer Books by the Depositary Registrar. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at its Corporate Trust Office facilities for the execution and delivery, transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

              The Depositary shall keep books at its Corporate Trust Office for the transfer of Receipts, which books at all reasonable times shall be open for inspection by the Record Holders of Receipts, unless the Company advises the Depositary in a particular instance that such inspection is not for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

              If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Company may, upon consultation with the Depositary, appoint a Registrar for registry of such Receipts or Depositary Shares in accordance with the requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts of such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Receipts or such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

              Section 5.2. Prevention or Delay in Performance by the Depositary, the Depositary's Agents or the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America, or of any other governmental authority or, in the case of the Depositary or the Depositary's
Agent, by reason of any provision, present or future, of the Company's Articles of Incorporation or the Authorizing Resolution or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

              Section 5.3. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

              Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Depositary Shares or Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

              Neither the Depositary nor any Depositary's Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

              The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

              Section 5.4. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

              The Depository may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

              In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the Record Holders of Receipts.

              Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may authenticate the Receipts in the name of the predecessor depositary or in the name of the successor depositary.

              Section 5.5. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Articles of Incorporation and the Authorizing Resolution to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the holders of Receipts (at the Company's expense) such other documents as may be requested by the Company.

              Section 5.6. Deposit of Stock by the Company. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Stock, if such Stock is required to be registered under the provisions of the Securities Act of 1933 and no registration statement is at such time in effect as to such Stock.

              Section 5.7. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including reasonable costs of investigation, court costs, and attorneys fees and disbursements) which may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement, as the same may be amended, modified or supplemented from time to time, and the Receipts (a) by the Depositary, any Registrar or any of their respective officers, employees or agents (including any Depositary's Agent), except for any loss, liability or expense arising out of negligence, bad faith or willful misconduct on the part of any such person or persons, or (b) by the Company or any of its agents.

              Section 5.8. Charges and Expenses. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay any and all fees of the Depositary as shall be agreed to between the Company and the Depositary including all charges of the Depositary in connection with the initial deposit of the Stock, the initial issuance of the Receipts, withdrawal of the Stock by the holders of Receipts and any redemption or conversion of the Stock. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other reasonable charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.


                                 ARTICLE VI
                         AMENDMENT AND TERMINATION

              Section 6.1. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose any fees, taxes or charges (other than fees and charges provided for herein), or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Record Holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.9 and 2.10 and Article
III, of any owner of any Depositary Shares upon surrender of the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the number of whole shares of Stock, to receive such Stock or, upon conversion of the Stock represented by the Receipt, to receive shares of Common Stock, and in each case all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

              Section 6.2. Termination. Whenever so directed by the Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the Record Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.

              If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Stock and any money and other property represented by Receipts upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Stock then held hereunder at public or private sale, at such places and upon such terms as the Depositary deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and money and other property. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.7 and
5.8. If this Deposit Agreement is terminated and such number of shares of the Stock remain outstanding as is necessary to satisfy the requirements of the New York Stock Exchange, the Company hereby agrees to use its best efforts to list the underlying Stock on the New York Stock Exchange (unless the holders of a majority of the outstanding shares of the Stock shall consent to the Company not effecting such listing).


                                ARTICLE VII
                               MISCELLANEOUS

              Section 7.1. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Corporate Trust Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

              Section 7.2. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

              Section 7.3. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

              Section 7.4. Notices. Any and all notices to be given to the Company hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telecopy confirmed by letter, addressed to the Company at Tredegar Street, Richmond, Virginia 23219, Attention: Corporate Secretary, or at any other place to which the Company may have transferred its principal executive office.

              Any and all notices to be given to the Depositary hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopy confirmed by letter, addressed to the Depositary at its Corporate Trust Office.

              Any and all notices given to a Record Holder of a Receipt hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopy confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

              Delivery of a notice sent by mail or by telecopy shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof, in the case of a telecopy message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telecopy message received by it from the other or from any holder of a Receipt, notwithstanding that such telecopy message shall not subsequently be confirmed by letter or as aforesaid.

              Section 7.5. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit
Agreement and may at any time appoint additional Depositary's
Agents and vary or terminate the appointment of such Depositary's
Agents. The Depositary will notify the Company of any such action.

              Section 7.6. Holders of Receipts are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

              Section 7.7. Governing Law. The Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

              Section 7.8. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit
Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

              IN WITNESS WHEREOF, James River Corporation of Virginia and Wachovia Bank of North Carolina, N.A. have duly executed this Agreement as of the date first above set forth and all holders of receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                               JAMES RIVER CORPORATION OF VIRGINIA



Attest:/s/Debra P. Fitzgerald  By /s/Stephen E. Hare
                                          Authorized Officer

      Assistant Secretary


                               WACHOVIA BANK OF NORTH CAROLINA,
                                N.A.



Attest:/s/ Deborah N. Keaton By /s/Robert W. Seifert
                                          Authorized Officer

      Assistant Secretary

                                                                   EXHIBIT A



                             DEPOSITARY RECEIPT
                                    FOR
                             DEPOSITARY SHARES,
                     EACH REPRESENTING A ONE-HUNDREDTH
         INTEREST IN A SHARE OF SERIES P 9% CUMULATIVE CONVERTIBLE
                              PREFERRED STOCK
                               $10 Par Value

                                     OF

                    JAMES RIVER CORPORATION OF VIRGINIA
       (Incorporated under the Laws of the Commonwealth of Virginia)





No. . . . .                  . . . . . . . Depositary Shares
                             (each Depositary Share representing
                             a one-hundredth interest in a share
                             of Series P 9% Cumulative
                             Convertible Preferred Stock ($10 par
                             value))

              1. Wachovia Bank of North Carolina, N.A., a national banking association with its principal office at the time of the execution of the Deposit Agreement (as defined below) at Winston-Salem, North Carolina, as Depositary (the "Depositary"), hereby
certifies that                  is the registered owner of ______
Depositary Shares ("Depositary Shares"), each Depositary Share representing a one-hundredth (1/100) interest in a share of Series
P 9% Cumulative Convertible Preferred Stock, par value $10 per share (the "Stock"), of James River Corporation of Virginia, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the "Company"). The rights, preferences and limitations of the Stock are set forth in the Company's
Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), as amended by the Articles of Amendment adopted by the Company's Board of Directors establishing the Stock as a series of preferred stock of the Company (the "Articles of Amendment"), copies of which are on file at the Depositary's Corporate Trust Office.

              2. The Deposit Agreement. Depositary receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of June 22, 1994 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Corporate Trust Office) sets forth the rights of holders of Receipts and the rights and duties of the Depositary in respect of the Stock, and any and all other property and cash, from time to time deposited thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all defined terms used herein shall have the meaning ascribed thereto in the Deposit Agreement.

              3. Optional Redemption of Stock for Common Stock. Whenever the Company shall elect to redeem shares of Stock for shares of Common Stock pursuant to the terms of the Stock, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 15 nor more than 60 days' notice of the date of such proposed redemption of Stock and of the number of shares held by the Depositary to be redeemed. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of a corresponding number of Depositary Shares not less than 15 and not more than 60 days before the date fixed for redemption of such Stock and Depositary Shares to the holders of record on the record date for such redemption (determined as provided in Paragraph 17 below) of the Depositary Shares to be so redeemed. In case less than all the outstanding Depositary Shares are to be so redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly as may be) or in any other equitable manner determined by the Depositary. Notice having been mailed as aforesaid, from and after the date set for redemption (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it on such date), all dividends in respect of the shares of Stock so called for redemption shall cease to accrue, the Depositary Shares so called for redemption shall be deemed no longer to be outstanding, all rights of holders of Depositary Receipts evidencing such Depositary Shares (except the right to receive the Common Stock and amounts payable upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary for the consideration therefor specified in said notice, plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the redemption date have accrued on the shares of Stock to be so redeemed and have not theretofore been paid. If less than all of the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with the redemption consideration, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption. The foregoing shall further be subject to the terms and conditions of the Articles of Incorporation and Articles of Amendment.

              4. Mandatory Conversion of Stock. On July 1, 1998 (the "Mandatory Conversion Date"), each outstanding Depositary Share shall convert automatically into shares of Common Stock ("Mandatory Conversion") at the rate of one one-hundredth (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the rate then in effect for the Stock and the right to receive an amount in cash equal to all accrued and unpaid dividends on the interest in Stock represented by such Depositary Share (other than dividends declared for which the record date is before, and the payment date is after, the Mandatory Conversion Date) to the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of dividends, subject to the right of the Depositary to redeem such Depositary Share pursuant to paragraph 3, and subject to the conversion of such Depositary Share pursuant to paragraph 5 at the option of the holder at any time before the Mandatory Conversion Date. Dividends on the Depositary Shares shall cease to accrue and the Depositary Shares shall cease to be outstanding on the Mandatory Conversion Date. All rights of the holders of Receipts (except the right to receive the Common Stock and amounts payable upon such conversion) shall cease and terminate as of the Mandatory Conversion Date.

         On or before the Mandatory Conversion Date, the Company shall deposit, set aside or make such other reasonable provision for the issuance of such number of shares of Common Stock as are required to be delivered by the Company in connection with such mandatory conversion and shall have paid in full to the Depositary the cash to be delivered in lieu of the issuance of fractional shares of Common Stock and for accrued and unpaid dividends payable in cash on the shares of Stock so converted. The Depositary shall mail a notice of the mandatory conversion, first class, postage pre-paid, on the Mandatory Conversion Date, to the holder of record on the Mandatory Conversion Date of the Receipts evidencing the Depositary Shares to be so converted, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders or any defect in any such notice shall affect the sufficiency of the proceedings for conversion as to any holders.
Each such notice shall state the place or places where Receipts evidencing Depositary Shares are to be surrendered for conversion and that dividends in respect of the Stock represented by the Depositary Shares to be converted will cease to accrue on the Mandatory Conversion Date.

         Upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), the holder of such Receipts shall be entitled to receive one one-hundredth (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the consideration to be received per share in respect of the shares of Stock plus any dividends declared and paid on the Common Stock so distributable after the Mandatory Conversion Date.


              5. Conversion at Option of Holder. The Depositary Shares are convertible, in whole or in part, at the option of the holders thereof, at any time before the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate for each Depositary Share of one one-hundredth (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the rate then in effect for the Stock. The right to convert Depositary Shares called for redemption shall terminate at the close of business on the redemption date.

         A holder desiring to convert Depositary Shares may effect such conversion by delivering Receipts evidencing such Depositary Shares, together with written notice of conversion and a proper assignment of such Depositary Receipts to the Company or in blank, to the Depositary at its principal corporate trust office or at such other place or places as may be designated from time to time by the Depositary. Holders of Depositary Shares at the close of business on a record date for the distribution of any cash dividend received by the Depositary shall be entitled to receive the dividend payable on such Depositary Shares on the corresponding "Dividend Payment Date" (as defined in the Articles of Amendment) notwithstanding the optional conversion of such Depositary Shares following such record date and before such Dividend Payment Date. The Company (and thereby the Depositary) shall make no other payment or allowance for unpaid dividends, whether or not in arrears, on converted Depositary Shares or for dividends or distributions on the shares of Common Stock issued upon conversion.

         Upon receipt of properly surrendered Depositary Shares for conversion, the Depositary shall in turn surrender to the Company a corresponding number of shares of the Stock for conversion; provided that no fractional shares of the Stock may be converted. Upon receipt of such Stock properly surrendered, the Company shall promptly deliver to the Depositary the Common Stock issuable upon such conversion and the Depositary shall in turn deliver such Common Stock to the holders of the surrendered Receipts entitled thereto.

         If less than all of the Depositary Shares evidenced by a Receipt are surrendered for conversion, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the Common Stock issuable upon conversion, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not surrendered for conversion.

              6. Fractional Shares of Common Stock. No fractional shares of Common Stock will be issued upon redemption or conversion of the Depositary Shares. In lieu of any fractional share otherwise issuable in respect of all Depositary Shares of any holder which are redeemed or converted on any redemption date or upon Mandatory Conversion or any optional conversion, such holder shall be entitled to receive an amount in cash equal to the same fraction of the (i) Current Market Price (as defined in the Articles of Amendment) in the case of redemption, or (ii) Closing Price (as defined in the Articles of Amendment) of the Common
Stock determined (A) as of the fifth trading day immediately preceding the Mandatory Conversion Date, in the case of Mandatory Conversion, or (B) as of the second trading day immediately preceding the effective date of conversion, in the case of an optional conversion by a holder.

              7. Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt to the Depositary at its Corporate Trust Office, or at such other offices as it may designate, and subject to the provisions of the Deposit Agreement (unless the Depositary Shares evidenced hereby have been theretofore called for redemption), the holder hereof is entitled to withdraw, and to obtain delivery, to or upon the order of such holder, of the Stock and all money and other property, if any, at the time represented hereby; provided, however, that the holder hereof is not entitled to withdraw less than a whole share of Stock and therefore, this Receipt, alone or in the aggregate with other Receipts, must evidence at least a whole share of Stock; and provided further, that in the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall, in addition to such number of whole shares of Stock and the money and other property, if any, to be so withdrawn, deliver, to or upon the order of such holder, a new Receipt evidencing such excess number of Depositary Shares.

              8. Transfers, Split-ups, Combinations. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law, and upon such transfer the Depositary shall sign and deliver a Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement.
This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, evidencing the same aggregate number of Depositary Shares as evidenced by the Receipt or Receipts surrendered.

              9. Conditions to Signing and Delivery, Transfer, etc., of Receipts. Prior to the execution and delivery, transfer, split-up, combination, delivery for purposes of surrender or exchange of this Receipt, the Depositary, or any of the Depositary's Agents, or the Company, may require payment to it of a sum sufficient for the payment (or, if the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto
(including any such tax or charge with respect to Stock being deposited or withdrawn), may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as it may establish pursuant to the Deposit Agreement. Any person presenting Stock for deposit, or any holder of this Receipt, may be required to file such information, and to execute such certificates, as the Depositary or the Company may reasonably deem necessary or proper.

              10. Suspension of Delivery, Transfer, etc. The deposit of Stock, the delivery of this Receipt against Stock, the transfer, split-up, combination, surrender or exchange of this Receipt may be refused or suspended (a) during any period when the register of stockholders of the Company is closed, or (b) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or, with the approval of the Company, for any other reason.

              11. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt or with respect to the Depositary Shares evidenced hereby or with respect to the Stock (or any fractional interest therein) represented by such Depositary Shares, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof, subject to certain exceptions in the Deposit Agreement. Transfer of this Receipt or any withdrawal of the Stock and all money and other property, if any, represented by the Depositary Shares evidenced by this Receipt may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld, or any part or all of the Stock or other property represented by the Depositary Shares evidenced by this Receipt and not theretofore sold may be sold for the account of the holder hereof, and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

              12. Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which imposes any fees, taxes or charges (other than fees and charges provided for herein or in the Deposit Agreement), or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Record Holders of outstanding Receipts. The holder of this Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Paragraphs 10 and 11 hereof and of Sections 2.9 and 2.10 and Article III of the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt upon surrender of this Receipt with instructions to the Depositary to deliver to the holder the number of whole shares of Stock to receive such Stock or, upon conversion of the Stock represented by this Receipt, to receive shares of Common Stock and in each case all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

              13. Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements and all charges of the Depositary in connection with the initial deposit of the Stock, the initial issuance of the Receipts, withdrawal of the Stock by the holders of the Receipts and any redemption or conversion of the Stock. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and certain other charges as are provided in the Deposit Agreement to be for their account.

              14. Title to Receipts. It is a condition of this Receipt, and every successive holder thereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in Section 2.7 of the Deposit Agreement, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distribution or to any notice provided for in the Deposit Agreement and for all other purposes.

              15. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the holders of Receipts as nearly as practicable in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. Other distributions received on the Stock may be distributed to such holders of Receipts as provided in the Deposit Agreement.

              16. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer to the Record Holders of the Stock any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the Record
Holders of Receipts in such manner as the Company may determine.

              17. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or (b) any election on the part of the Company to redeem any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or whose Depositary Shares are to be redeemed.

              18. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in Paragraph 17 will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation or the Articles of Amendment, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by the Depositary Shares evidenced by their respective Receipts, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fraction of a share of Stock, the Depositary shall aggregate such fraction with all other fractions resulting from requests with the same voting instructions and shall vote the number of whole shares resulting from such aggregation in accordance with the instructions received in such requests. In the absence of specific written instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

              19. Reports, Inspection of Transfer Books. The Depositary shall make available for inspection by holders of Receipts at its Corporate Trust Office and at such other places as it may from time to time deem advisable any reports and communications received from the Company which are received by the Depositary as the holder of Stock unless at the time of or prior to the receipt the Company advises the Depositary that such reports or communications have not been generally available to the holders of Stock by the Company. The Depositary shall also send to Record Holders of Receipts copies of such notices, reports and other financial statements to the extent provided in the Deposit Agreement when furnished by the Company. The Depositary shall keep books for the transfer of Receipts, which at all reasonable times will be open for inspection by the Record Holders of Receipts, provided that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

              20. Liability of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulations of any governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Articles of Incorporation or Articles of Amendment or by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall or may be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

              21. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

              Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Depositary Shares or Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

              Neither the Depositary nor any Depositary's Agent nor the Company will be liable for any action or failure to act by it in reliance on documents believed by it to be genuine and to have been signed or presented by the proper party or parties or upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information.

              22. Termination of Deposit Agreement. Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the Record Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar with respect to indemnification, charges and expenses.

              If any Receipts remain outstanding after the date of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

              23.  Governing Law.  The Deposit Agreement and this
Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

              This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed on behalf of the Company by the manual or facsimile signature of a duly authorized officer and executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized representative and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized representative.

              The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common

         TEN ENT - as tenants by the entireties

         JT TEN - as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT - ___________ Custodian ________________
                                (Cust)                    (Minor)
                             under Uniform Gifts to Minors
                             Act _________________
                                 (State)

Dated:

                               WACHOVIA BANK OF NORTH CAROLINA, N.A.
                                 Depositary and Registrar


                               By
                                       Authorized Signature


                               JAMES RIVER CORPORATION OF VIRGINIA



                               By
                                       Authorized Officer

         The undersigned holder of this Receipt for ________________ Depositary Shares each representing a one-hundredth (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Series P 9% Cumulative Convertible Preferred Stock (the "Stock")) interest in a share of the Stock (the "Depositary Shares"), hereby irrevocably exercises the option to convert __________ shares (which must be whole shares or any integral multiple of such whole shares) of the Stock, represented by the Receipt into shares of Common Stock (and any other applicable securities or property) of James River Corporation of Virginia ("James River") in accordance with the terms and conditions of the Stock and further as provided in Section 2.5 of the Deposit Agreement, dated as of June 22, 1994, among James River, Wachovia Bank of North Carolina, N.A., as Depositary, and the holders from time to time of the Receipts referred to in such Deposit Agreement, and directs that the securities deliverable upon such conversion be registered in the name of and delivered, together with a check in payment for any fractional share and any other property deliverable upon such conversion, to the undersigned unless a different name has been indicated below. If securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. If the number of shares of the Stock indicated above is less than the number of shares of such Stock on deposit in respect of this Receipt, the undersigned directs that the Depositary issue to the undersigned, unless a different name is indicated below, a new Receipt evidencing Depositary Shares for the balance of the Stock not to be converted.

Dated: ___________   Signature:   ___________________________________
                                       NOTE:  The above signature should
                                       correspond exactly with the name on
                                       the face of this Receipt or with
                                       the name of the assignee appearing
                                       in the assignment form below.



         (Please print name and address of registered holder)

Name:___________________________________________________________

Address:____________________________________________________________
        (Please indicate other delivery instructions, if applicable)

Name:___________________________________________________________

Address:________________________________________________________

                              [FORM OF ASSIGNMENT]


              FOR VALUE RECEIVED, the undersigned hereby sells,
assigns and transfers unto                        the within
Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably
constitutes and appoints          his attorney, to transfer the
same on the books of the within named Depositary, with full power of substitution in the premises.


Dated:                       Signature:
                                  NOTE:  The above signature
                                  should correspond exactly
                                  with the name on the face
                                  of this Receipt.

                               Signature Guarantee